UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2023

HH&L Acquisition Co.
(Exact name of registrant as specified in its charter)

Cayman Islands	001-40006	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 2001-2002, 20/F, York House The Landmark, 15 Queen’s Road Central Central, Hong Kong	00000
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (852) 3752 2870

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, par value $0.0001 per share	HHLA	The New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share, each at an exercise price of $11.50 per share	HHLA WS	The New York Stock Exchange
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	HHLA.U	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed by HH&L Acquisition Co. (the “Company”) on June 7, 2023, the Company issued an unsecured convertible promissory note (the “Original Note”) to HH&L Investment Co. (the “Sponsor”), pursuant to which the Company may borrow up to $3,000,000 under the Original Note.

In addition, as previously disclosed by the Company on August 9, 2023, the Company, the Sponsor and Polar Multi-Strategy Master Fund (“Polar”), an unaffiliated third party of the Company, entered into a subscription agreement (the “Subscription Agreement”) pursuant to which Polar agrees to make certain capital contributions (the “Investor Capital Contribution”) from time to time, at the request of the Sponsor, subject to the terms and conditions of the Subscription Agreement, to the Sponsor to meet the Sponsor’s commitment to fund the Company’s working capital needs.

Pursuant to the Subscription Agreement, in the event that the Company or the Sponsor defaulted under their respective obligations to issue Class A ordinary shares of the Company, and/or return the Investor Capital Contribution funded by Polar in cash or Class A ordinary shares of the Company, in each case to Polar at or around the closing of the business combination in accordance with the Subscription Agreement, and such default continues for a period of twelve business days following Polar’s written notice to the Company and the Sponsor, the Sponsor shall transfer to Polar one Class B ordinary share of the Company (a “Founder Share”) for each ten dollars Polar has funded each month thereafter, until the default is cured, to the extent permissible under applicable laws and agreements which Sponsor or the Company is party to; provided that the total number of Founder Shares to be transferred to Polar shall not exceed one Founder Share for each dollar of the Investor Capital Contribution funded by Polar (“Founder Share Indemnity”). In addition, the Sponsor will also pay Polar the reasonably attorney fee incurred by Polar in connection with the Subscription Agreement not exceeding $5,000 (“Fee Reimbursement”).

The Company and the Sponsor agree to amend and restate the Original Note on [●], 2023 (such note, the “Amended Note”), so that (i) the Company will reimburse the Sponsor $5,000 for the fees to be paid by the Sponsor under the Fee Reimbursement on the Maturity Date of the Amended Note; and (ii) in the event that an Event of Default occurs under the Amendment Note, the Company shall promptly pay the Sponsor on each date the Sponsor is required to transfer Founder Shares under the Founder Share Indemnity an amount equal to the product of $10 and the number of Founder Shares so delivered under the Founder share Indemnity.

Save for the above, there is no other amendment to the Amended Note.

The foregoing description of the Amended Note does not purport to be complete and is qualified in its entirety by the terms and conditions of thereof. A copy of the Note is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 to the extent required herein.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Convertible Promissory Note, dated as of August 28, 2023, issued to HH&L Investment Co..
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HH&L Acquisition Co.

By:	/s/ Richard Qi Li
Name: Richard Li
Title: Director and Chief Executive Officer

Dated: August 28, 2023